Exhibit 11.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated March 21, 2019, with respect to the consolidated financial statements of Groundfloor Finance Inc. and Subsidiaries as of December 31, 2018 and 2017, appearing in this Regulation A Offering Statement on Form 1-A of Groundfloor Real Estate 1, LLC.

Raleigh, North Carolina

November 15, 2019